UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): August 23, 2007
SEAGATE TECHNOLOGY
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

P.O. Box 309GT, Ugland House, South Church Street,
George Town, Grand Cayman, Cayman Islands	NA
(Address of Principal Executive Office)	(Zip Code)
Registrant’s telephone number, including area code: (345) 949-8066
NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
FY 2007 Annual Incentive Bonus Plan Determination
On August 23, 2007, the Compensation Committee of Seagate Technology’s Board of Directors (the “Compensation Committee”) determined that the company did not achieve the threshold level of adjusted non-GAAP earnings per share required to fund bonus payments, which the Compensation Committee previously established under the company’s Annual Incentive Bonus Plan (“Plan”) for the fiscal year ended June 29, 2007 (“FY 2007”). As a result, no annual bonuses were approved for payment to the company’s executive officers for FY 2007.
FY 2008 Annual Incentive Bonus Plan Funding & Performance Metrics
On August 23, 2007, the Compensation Committee also authorized the performance metrics and funding targets to be used for calculating annual bonus awards to each of the company’s executive officers for the fiscal year ending June 27, 2008 (“FY 2008”) under the Plan. The maximum funding level under this Plan for FY 2008 is 200% of the target funding level. The funding of the Plan is determined based on the company’s performance with respect to an adjusted non-GAAP earnings per share goal and certain corporate quality goals relating to minimizing defective parts and product returns. The funded amount is allocated among eligible participants in the Plan based upon their base salary and their target bonus expressed as a percentage of base salary. For FY 2008, the Compensation Committee decided to retain the same target bonus levels, expressed as a percentage of base salary, for our senior executive officers (William D. Watkins, David A. Wickersham, Charles C. Pope, Brian S. Dexheimer, and Jaroslaw S. Glembocki), who will be included as the Named Executive Officers in the company’s FY 2007 proxy statement, as were in effect for FY 2007.
The target bonus levels for FY2008 for the company’s senior executive officers are as follow:

Target Bonus
(% of FY 2008
NAME AND POSITION	Base Salary)
William D. Watkins, Chief Executive Officer	150
David A. Wickersham, President and Chief Operating Officer	125
Charles C. Pope, Executive Vice President and Chief Financial Officer	125
Brian S. Dexheimer, Executive Vice President and Chief Sales & Marketing Officer	125
Jaroslaw S. Glembocki, Senior Vice President, Global Disc Storage Operations	80
Each individual would receive his or her target bonus in the event that this Plan is funded at the target funding level. In addition to the target bonus expressed as a percentage of base salary approved for each individual, a fixed amount of $2 million will be set aside for distribution to the company’s executive officers in proportion to the amount of their target bonus in the event that the minimum level of adjusted non-GAAP earnings per share is achieved. This amount may be reduced by the Compensation Committee in its discretion. Separately, the Compensation Committee has the discretion to award a supplemental bonus outside of the Plan based on outstanding individual performance.

Item 2.02. Results of Operations and Financial Condition
On August 28, 2007, the company issued a press release to update its outlook for the fiscal quarter ended September 28, 2007. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
The information in this Current Report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by the company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press release issued by Seagate Technology, dated August 28, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY
Date: August 28, 2007	By:	/s/ WILLIAM L. HUDSON
		Name:	William L. Hudson
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Press release issued by Seagate Technology, dated August 28, 2007